SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2022

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	CLIR	The Nasdaq Stock Market LLC

Item 8.01 Other Events.

Closing of Underwritten Offering

On June 1, 2022, ClearSign Technologies Corporation (the “Company”) issued a press release announcing that it had closed its underwritten public offering of 4,186,000 shares of common stock, par value $0.0001 per share, including 546,000 shares issued pursuant to the exercise of the underwriter’s over-allomment option, at a price to the public of $1.11 per share (the “Offering”). The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

clirSPV LLC Participation Right

As previously disclosed, pursuant to a Stock Purchase Agreement, dated July 12, 2018, between the Company and clirSPV LLC, as modified by a waiver, dated May 26, 2022, clirSPV LLC has a right to purchase unregistered shares of the Company’s common stock in a number that will allow it to maintain a 19.99% percentage ownership of the outstanding common stock following the Offering (the “Participation Right”). Accordingly, the Company and clirSPV LLC have confirmed to each other that clirSPV LLC may purchase up to 1,591,594 shares of common stock pursuant to this Participation Right; provided, that clirSPV LLC notifies the Company of its intention to exercise the Participation Right by July 1, 2022 and completes such purchase by July 12, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press release issued June 1, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2022

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Colin James Deller
Chief Executive Officer

3